CORPORATE CHARTER APPROVAL SHEET

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DOCUMENT CODE 13A BUSINESS CODE 03

\# D-16506610

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1000362010324558

ID # D16506610 ACK # 1000362010324558
PAGES 0007
CORIX BIOSCIENCE, INC

05/04/2017 AT 10 30 A WO # 0004766656

Surviving (Transferee) ______

New Name Corix Bioscience, Inc

		FEES REMITTED
	Base Fee	100
	Org & Cap Fee	
	Expedite Fee	70
	Penalty	
	State Recordation Tax	
	State Transfer Tax	
1	Certified Copies	
	Copy Fee	27
	Certificates	
	Certificate of Status Fee	
	Personal Property Filings	
	Mail Processing Fee	
	Other	
	TOTAL FEES	197

- √ Change of Name
- ___ Change of Principal Office
- ___ Change of Resident Agent
- ___ Change of Resident Agent Address
- ___ Resignation of Resident Agent
- ___ Designation of Resident Agent and Resident Agent's Address
- ___ Change of Business Code
- ___ Adoption of Assumed Name
- ___ Other Change(s)

Credit Card ______ Check X Cash ______

______ Documents on ______ Checks

Approved By B

Keyed By ______

COMMENT(S)

Code ______

Attention ______

Mail Names and Address

PAESANO AKKASHIAN APKARIAN, PC
SUITE 200
7457 FRANKLIN ROAD
BLOOMFIELD HILLS MI 48201

Stamp Work Order and Customer Number HERE

CUST ID 0003550079
WORK ORDER 0004766656
DATE 05-10-2017 12 04 PM
AMT PAID $197 00

AMERICAN HOUSING INCOME TRUST, INC

ARTICLES OF AMENDMENT AND RESTATEMENT

THESE AMENDED ARTICLES OF INCORPORATION ARE INTENDED TO SUPERSEDE ALL PRIOR ARTICLES OF INCORPORATION DATED MAY 5, 2015, AND THE AMENDMENT DATED JUNE 25, 2015 THIS AMENDMENT HAS BEEN APPROVED BY THE MAJORITY OF SHAREHOLDERS ENTITLED TO VOTE AND UPON RECOMMENDATION OF THE BOARD OF DIRECTORS AMERICAN HOUSING INCOME TRUST, INC IS A PUBLICLY REPORTING COMPANY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND IS LISTED ON THE OVER-THE-COUNTER MARKETPLACE WITH THE FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA")

AMERICAN HOUSING INCOME TRUST, Inc , a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that

FIRST The undersigned, Michael Ogburn, whose address for notice purposes is 18662 MacArthur Boulevard, Suite 200 in Irvine, California 92612, being at least eighteen years of age, does hereby amend and restate the Corporation's Articles of Incorporation upon receipt of the vote of a majority of shareholders entitled to vote approving these Amended and Restated Articles of Incorporation (these "Articles")

SECOND The name of the Corporation is hereby changed to "Corix Bioscience, Inc "

THIRD The purpose for which the Corporation is formed is to acquire personal and real property, market, research and develop products as a fully integrated seed-to-shelf certified organic biotechnology company The business of the Corporation shall be managed and operated by the Board of Directors pursuant to the Bylaws The Bylaws also authorize the Real Estate Committee, a committee to the Board of Directors, to acquire, purchase, hold, sell, manage and develop residential, mixed-use or commercial property These Amended and Restated Articles of Incorporation are to be read consistent with the Bylaws with any conflict in interpretation to be resolved through these Articles

FOURTH The street address of the principal office of the Corporation in Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 Saint Paul Street, Suite 820 in Baltimore, Maryland 21202

FIFTH The name of the resident agent of the Corporation in Maryland is CSC-Lawyers Incorporating Service Company whose address is 7 Saint Paul Street, Suite 820 in Baltimore, Maryland 21202

SIXTH THE SHARES ADDRESSED HEREIN WERE NOT CHANGED BY THESE ARTICLES OF AMENDMENT AND RESTATEMENT The Corporation has authority to issue 110,000,000 shares of stock consisting of 100,000,000 shares of common stock, $0 01 par value per share, and 10,000,000 shares of preferred stock, $0 001 par value per share The aggregate par value of all authorized shares of stock having par value is $110,000 If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article Six, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the second sentence of this paragraph The Board of Directors, with the approval of a majority of the entire Board of Directors, and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or

decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Subject to the provisions of Article Seven, below, and except as may otherwise be specified in these Articles, each share of common stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of common stock from time to time into one or more classes or series of stock. The Board of Directors may classify any unissued shares of preferred stock and reclassify any previously classified but unissued shares of preferred stock of any series from time to time, into one or more classes or series of stock.

Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article Seven and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers (including voting rights exclusive to such class or series), restrictions (including, without limitation, restrictions on transferability), limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file supplemental articles. Any of the terms of any class or series of stock set or changed may be made dependent upon facts or events ascertainable outside these Articles (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document. The Board of Directors from time to time may authorize and the Corporation may pay to its stockholders such dividends or other distributions in cash or other property, including in shares of one class of the Corporation's stock payable to holders of shares of another class of stock of the Corporation, as the Board of Directors in its discretion shall determine. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws.

SEVENTH: The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors on the Board of Directors must be one and no more than seven, which may be increased or decreased only by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the MGCL. The names of current directors who shall act until the first meeting or until their successors are duly chosen and qualified are Michael Ogburn, Joaquin Flores, and Brian Werner. The names of directors in the Real Estate Committee, a committee of the Board of Directors, until their successors are duly chosen and qualified are Sean Zarinegar, Kenneth Hedrick and Les Gutierrez.

The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, appoint one or more committees of one or more of the directors of the Corporation; (ii) the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee; and (iii) in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in these Bylaws or in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and these By-Laws, any two or more available directors shall constitute an Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the Charter and By-Laws. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of these By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of these By-Laws.

7.1 Extraordinary Actions. Except as specifically provided in Section 7.8 (relating to removal of directors), notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

7.2 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

7.3 Preemptive Rights and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock, or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under the MGCL or any successor statute unless the Board of Directors, upon affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any shares of all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights. Notwithstanding the foregoing, in the event the Corporation is subject to the Maryland Control Share Acquisition Act, holders of shares of stock of the Corporation shall be entitled to exercise rights of an objecting stockholder under Section 3-708(a) of the MGCL.

7.4 Indemnification. (a) The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the ultimate entitlement to indemnification to, (i) any individual who is a present or former director or officer of the Corporation or (ii) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, partnership, joint venture, trust, limited liability company, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any of the foregoing capacities. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served

a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

(b) The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person described in the preceding paragraph against any liability which may be asserted against such person.

(c) The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the maximum extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

7.5 Determinations by Board. The determination as to any of the following matters, made by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, cash flow, funds from operations, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision in the Charter (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation) or of the Bylaws; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; the number of shares of stock of any class or series of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or the Bylaws or otherwise to be determined by the Board of Directors.

7.6 Real Estate Committee. The Real Estate Committee ("REC") is formed for the purpose of managing all business-related matters regarding the Corporation's real estate holdings set forth in its Registration Statement on Form S-11, as amended, and any intellectual property associated with the real estate holdings and any real estate acquired by the Corporation (or rights in real estate) after effectiveness of the Registration Statement on Form S-11, as amended (hereinafter collectively referred to as the "Properties").

In connection with the REC's management of the Properties, the REC shall have the authority to exercise any/all powers of the Board of Directors as identified herein. Additionally, (a) The Real Estate Committee shall control the management of the Properties; (b) The Real Estate Committee shall have exclusive decision-making authority on all aspects of the Properties, including but not limited to, selling, refinancing, exchanging or otherwise disposing of the Properties; (c) The Real Estate Committee shall have exclusive control over the bank accounts titled to American Realty Partners, LLC, an Arizona limited liability company and wholly-owned subsidiary of the Corporation, and (i) ARP Borrower, LLC, (ii) ARP Borrower II, LLC, (iii) AHIT Valfre, LLP and (iv) AHIT NM Properties, LLP; (d) The Real Estate Committee shall appoint its directors, agents and contractors exercising its sole discretion ("Committee Members"), and the Committee Members shall be responsible for all financial reporting to the Board of Directors in order for the Corporation to meet its reporting obligations under the 1934 Securities Exchange

Act; and (e) The Real Estate Committee shall take any other action it deems necessary and proper to protect the Properties, and the Board of Directors authorizes the use of funds of the Corporation to protect the value of the Properties. Any limitations on the Corporation's disposition of assets shall not apply to the Real Estate Committee's management of the real estate assets.

The REC shall have three (3) Directors serve as Committee Members. Any Director elected or appointed to the Board of Directors is eligible to serve as a Committee Member. The Committee Members shall be selected by a majority vote of the Board of Directors. Once appointed, Committee Members may not be removed by the Board of Directors at any time. However, any compensation of the Committee Members must be approved by the majority vote of the Board of Directors and Committee Members with the Board of Directors waiving any conflicts of interest in a Committee Member voting for his or her compensation. In the event a Committee Member resigns or is terminated through the majority vote of the Committee (with or without cause), the remaining Committee Members shall appoint a new Committee Member in the manner outlined in Article III, Section 1 of these Bylaws. In the event all Committee Members resign without electing replacement Committee Members, the Board of Directors shall appoint new Committee Members pursuant to Article IV Section 1 of the Bylaws. The REC will dissolve automatically (1) upon the liquidation of all of the Corporation's Properties, or (2) unanimous vote of the Committee Members. The REC may not be dissolved by any action of the Board of Directors.

Any vacancy on the Board of Directors may be filled in the manner provided in the Bylaws. The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-802(b) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of Preferred Stock (as defined in Section 6.1), any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until his or her successor is duly elected and qualifies.

EIGHTH: The Corporation reserves the right from time to time to make any amendment to these Articles, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in these Articles, of any shares of outstanding stock. All rights and powers conferred by these Articles on shareholders, directors and officers are granted subject to this reservation. Except as otherwise provided in these Articles, and except for those amendments permitted to be made without shareholder approval under Maryland law or by specific provision in these Articles, any amendment to these Articles shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

NINTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor appeal of this Article Ninth, nor the adoption or amendment of any other provision of these Articles or the Bylaws inconsistent with this Article Ninth, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

[Continued on Following Page]

THEREFORE, these Articles of Amendment and Restatement have been approved by the Board of Directors and a majority the Company's Shareholders. We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

AMERICAN HOUSING INCOME TRUST, INC.

By: Michael Ogburn
Its: Chairman of the Board, Chief Executive Officer, Chief Financial Officer, and President

Witnessed and Recorded in Corporate Records By:

By: Christ Andersen
Its: Secretary

Return address of filing party:

Paesano Akkashian Apkarian, PC
c/o Anthony Paesano
7457 Franklin Road, Suite 200
Bloomfield Hills, MI 48301

CUST ID:0003550079
WORK ORDER:0004766656
DATE:05-10-2017 12:04 PM
AMT. PAID:$197.00